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                                                                    EXHIBIT 23.1



 CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the incorporation by reference in the registration statements of Innkeepers USA Trust on Form S-3 (file no. 333-20309), Form S-3 (file no. 333-01026) and Form S-3 (file no. 333-12809) of our report dated March 14, 1997 on our audits of the consolidated financial statements of Innkeepers USA Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, and the period September 30, 1994 (inception) through December 31, 1994; our report dated March 14, 1997 on our audit of the financial statement schedule of Innkeepers USA Trust as of December 31, 1996; and our report dated March 14, 1997 on our audits of the combined financial statements of JF Hotel, Inc., JF Hotel II, Inc. and JF Hotel III, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, and the period September 30, 1994 (inception) through December 31, 1994, which reports are included in, or incorporated by reference, in this Annual Report on Form 10-K.



                                                        Coopers & Lybrand L.L.P.


 West Palm Beach, Florida
 March 28, 1997